EXHIBIT 99.2

AeroGrow Appoints New President and Chief Operating Officer

Boulder, CO - November 14, 2007 - AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® kitchen garden, today named Jerry Perkins as President and Chief Operating Officer, culminating a six-month executive search through a leading international executive search firm.  Mr. Perkins has a proven, 30-year track record of delivering exceptional top and bottom line results in a wide variety of market-leading consumer businesses.

Mr. Perkins most recently served as President and COO of publicly-traded Johnson Outdoors, Inc., a $400 million dollar global manufacturer of outdoor recreation products. There, Mr. Perkins was directly responsible for all aspects of sales, marketing, product development, manufacturing and distribution, with full P&L responsibilities.  During his 4-year tenure, sales grew 33% from $300 million to $400 million, net profit increased 76%, and the stock appreciated 80%.

Previously, Mr. Perkins served as Executive Vice President and General Manager at Brunswick Corporation.  There, he conceived an innovative product development program which turned around Brunswick’s declining bowling business and drove double digit increases in sales and profitability.

Prior to Brunswick, Mr. Perkins worked for Quaker Oats for 17 years, serving in a variety of general management and senior marketing roles. As Director of Marketing for the Gatorade® brand, annual sales and profitability grew more than 25% each year as he expanded the brand through multiple new consumer and trade channels.  As Vice President of Promotions, he was instrumental in the creation of the company’s highly successful, direct-to-consumer, database marketing campaigns.

“Jerry joins us at a major inflection point in AeroGrow’s history, having recently launched multiple new products in a variety of distribution channels, both domestically and internationally,” said Michael Bissonnette, CEO and Founder of AeroGrow.  “Given our success to date and our potential for substantial growth, Jerry brings the leadership and battle-proven experience required to lead AeroGrow successfully through the challenges of achieving major sales expansion and profitability.”

“It’s very exciting to join a company that is literally at the tipping point of transforming an innovative product line into a major new industry,” said Jerry Perkins, AeroGrow’s new President and COO.  “AeroGrow’s management has done a brilliant job of introducing a truly innovative product line, with built-in recurring revenues, to the mass market.  It’s now my job to create a permanent foothold for the category and bring my years of product development, marketing and international experience to bear in transforming AeroGrow into a sizeable, highly profitable, global company.”

Mr. Perkins will be introduced in AeroGrow’s upcoming earnings release conference call, for the quarter ended September 30, 2007, scheduled for 4:30 PM ET on Wednesday, November 14, 2007.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden®, the world's first kitchen garden appliance. The AeroGarden features NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, strawberries and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate                                                                Investor
John Thompson                                                      Budd Zuckerman
AeroGrow International, Inc                                 Genesis Select Corporation
(303) 444-7755                                                          (303) 415-0200
john@aerogrow.com                                              bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.